Exhibit 99.1

news release

401 Bay Street, Suite 2010,

P.O. Box 118

Toronto, Ontario

Canada M5H 2Y4

NYSE: TC
TSX: TCM, TCM.WT
February 5, 2010	Frankfurt: A6R

THOMPSON CREEK ANNOUNCES INCREASED FINANCIAL FLEXIBILITY FROM VOLUNTARY TERMINATION OF $35 MILLION REVOLVING CREDIT FACILITY

Thompson Creek Metals Company Inc. (“Company”), one of the world’s largest publicly traded, pure molybdenum producers, today announced that it has increased its financial flexibility by voluntarily terminating an existing $35 million credit facility, which was established when the Company was in a substantially different financial position and which is no longer meeting its business needs. As of January 29, 2010, Thompson Creek had cash and short-term investments of approximately $507 million and no debt except for outstanding equipment loans of approximately $13 million.

The termination of the first lien revolving collateralized line of credit facility, effective February 2, 2010, will provide Thompson Creek with more financial flexibility by releasing the liens on the Company’s assets securing this facility. In addition, the associated administrative and unused credit facility fees will be eliminated.

As of the termination date, there were no outstanding borrowings under this facility and Thompson Creek was in compliance with all of the applicable covenants.

Thompson Creek is currently assessing its long-term business requirements for other forms of credit.

The credit facility was originally negotiated as part of the 2006 financing for the acquisition of Thompson Creek USA, and then in August 2008, following the full repayment of the amounts outstanding under the original financing, was amended and increased from $22.5 million to $35 million. Since the facility was amended, there have not been any borrowings under the facility and it was scheduled to mature on October 26, 2011.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is one of the largest publicly traded, pure molybdenum producers in the world. The Company owns the Thompson Creek open-pit molybdenum mine and mill in Idaho, a metallurgical roasting facility in Langeloth, Pennsylvania and a 75% share of the Endako open-pit mine, mill and roasting facility in northern British Columbia. Thompson Creek is evaluating the Mount Emmons Deposit, a high-grade underground molybdenum deposit near Crested Butte, Colorado. Thompson Creek has an option to acquire up to 75% of the Mount Emmons Deposit. The Company is continuing to pursue permitting of the Davidson Deposit, a high-grade underground molybdenum deposit near Smithers, B.C. The Company has approximately 750 employees. Its principal executive office is in Denver, Colorado, and it also has an office in Toronto, Ontario. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking information” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation which may include, but is not limited to, statements with respect to the timing and amount of estimated future production.  Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.  Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Thompson Creek and/or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such factors include the future price of molybdenum, the estimation of mineral reserves and resources, the realization of mineral reserve estimates and those factors discussed in the section entitled “Risk Factors” in Thompson Creek’s current annual information form which is available on SEDAR at www.sedar.com and is incorporated in its Annual Report on Form 40-F filed with the United States Securities and Exchange Commission which is available at www.sec.gov. Although Thompson Creek has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended.  Forward-looking statements contained herein are made as of the date of this news release and Thompson Creek does not undertake to update any such forward-looking statements, except in accordance with applicable securities laws.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.

Readers should refer to Thompson Creek’s current annual information form which is available on SEDAR at www.sedar.com and is incorporated in its Annual Report on Form 40-F filed with the SEC which is available at www.sec.gov and subsequent continuous disclosure documents available at www.sedar.com and www.sec.gov for further information on mineral reserves and mineral resources, which is subject to the qualifications and notes set forth therein.

For more information, please contact:

Wayne Cheveldayoff	Dan Symons
Director of Investor Relations	Renmark Financial Communications Inc.
Thompson Creek Metals Company Inc.	Tel.:514-939-3989
Tel: 416-860-1438	dsymons@renmarkfinancial.com
Toll free: 1-800-827-0992
wcheveldayoff@tcrk.com